UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

EDISON INTERNATIONAL
(Exact name of registrant as specified in its charter)

California	001-9936	95-4137452
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2244 Walnut Grove Avenue
(P.O. Box 976)
Rosemead, California 91770
(Address of principal executive offices, including zip code)

(626) 302-2222
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                          ☐

Item 8.01	Other Events
On November 14, 2019, Edison International agreed to sell $300,000,000 principal amount of its 3.125% Notes, due 2022 (the "2022 Notes") and $500,000,000 principle amount of its 3.550% Notes, due 2024 (the "2024 Notes"). For further information concerning the 2022 Notes and the 2024 Notes, refer to the exhibits attached to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
See the Exhibit Index below.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of November 14, 2019

4.1	Seventh Supplemental Indenture dated November 19, 2019, including the Forms of 3.125% Senior Notes due 2022 and 3.550% Senior Notes due 2024

5.1	Opinion of Michael A. Henry, dated November 19, 2019 (including the consent of such counsel)

104	The cover page of this report formatted in Inline XBRL (included as Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: November 19, 2019